Exhibit 99.1
COVANTA HOLDING CORPORATION REPORTS
2006 FIRST QUARTER RESULTS
Diluted EPS of $0.08
Adjusted EBITDA $112 million – increase of 11%
Company Reaffirms 2006 Guidance
FAIRFIELD, NJ, May 4, 2006 – Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) reported financial results today for the quarter ended March 31, 2006. The Company is presenting financial results on an as reported and pro forma basis to assist investors in assessing its financial performance. The pro forma information was prepared as if the acquisition of Covanta ARC Holdings, Inc. formerly American Ref-Fuel Holdings Corp., (“Ref-Fuel”) was consummated on January 1, 2005.
First Quarter 2006 Results
For the 2006 first quarter, total revenues as reported in accordance with GAAP were $305.4 million, versus $174.8 million for the same period of 2005. This increase is the result of the Ref-Fuel acquisition during the second quarter last year. Net income for the 2006 first quarter was $11.4 million, or $0.08 per diluted share. This compares with 2005 first quarter net income of $10.3 million which included a one-time after-tax investment gain of $2.1 million.
The Company believes a comparison between the 2005 pro forma financial information and the 2006 actual results will assist in assessing Covanta’s first quarter performance. On that basis, total revenues climbed from $288.5 million to $305.4 million, a 6% increase. Net income doubled from $5.7 million for the quarter on a pro forma basis for 2005 to $11.4 million for the first quarter of 2006. Excluding the one-time investment gain in the first quarter of 2005, net income increased $7.8 million and diluted EPS increased from $0.03 to $0.08.
Continuing the comparison to the prior year pro forma results, for the Company’s principal subsidiary, Covanta Energy Corporation, (“Covanta Energy”), adjusted EBITDA for the first quarter of 2006 was $111.7 million versus $100.4 million on a pro forma basis for the first quarter of 2005, an increase of 11%. This was primarily driven by revenue growth relating to improved pricing while also managing expense increases.
For the 2006 first quarter, domestic waste and energy business revenues were $262.6 million compared to pro forma prior year revenues of $248.5 million, an increase of $14.1 million, or 6%, driven primarily by higher energy rates and contractual service fee escalation. International revenues for the 2006 first quarter were $38.8 million compared to pro forma prior year revenues of $36.0 million, an increase of $2.8 million, or 8%, primarily due to higher energy prices.

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Anthony J. Orlando, President and Chief Executive Officer, said, “We are very pleased with our first quarter results. With most of our revenue under contract and so many talented employees working to safely provide outstanding client service, we continue to deliver predictable financial results.”
Mr. Orlando continued, “During this first quarter, we experienced favorable market conditions. Notably, energy prices continued trending higher, boosting our current revenue and creating greater opportunities to grow the business by leveraging our expertise in waste-to-energy.”
2006 Guidance Reaffirmed — On Target to Achieve Key Financial Metrics
The Company is on track to achieve its key metrics and reaffirmed its 2006 guidance of Adjusted EBITDA in the range of $515 million to $525 million, free cash flow of approximately $225 million and diluted earnings per share of approximately $0.50. In addition, the Company reaffirmed that, when combined with the $220 million already repaid in 2005 on a pro forma basis, total debt reduction of approximately $700 million is planned by the end of 2007. Note: Diluted earnings per share is provided for Covanta while all of the other performance metrics discussed above relate to Covanta Energy.
Conference Call Information
Covanta Holding Corporation will host a conference call at 11:00 am (Eastern) on Friday, May 5, 2006 to discuss its 2006 first quarter results. Prepared remarks will be followed by a question-and-answer session. To participate, please dial 800-475-3716 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States, please dial 719-457-2728. The conference call will also be webcast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 2:00 pm (Eastern) Friday, May 5, 2006 through midnight (Eastern) Friday, May 12, 2006. To access the replay, please dial 888 -203-1112 or 719-457-0820 and use the replay passcode: 9054160 . The webcast will also be archived on www.covantaholding.com.
Non-GAAP Measures
The information presented includes non-GAAP financial measures, as defined by the Securities and Exchange Commission, relating to adjusted EBITDA, and free cash flow. These measures may be different from non-GAAP measures used by other companies. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should be read in conjunction with Covanta’s financial information reported in accordance with GAAP. Covanta uses these measures to provide additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Covanta’s business. Reconciliations to the most

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directly comparable GAAP measure and management’s reasons for presenting such information are set forth in the exhibits to this release. Included among the exhibits are calculations of Covanta’s adjusted EBITDA, a measurement that is not in accordance with GAAP. Also included are calculations of Free Cash Flow. Free Cash Flow is defined as, for any period, cash flow provided by operating activities less purchase of property, plant and equipment. Free Cash Flow is not a measurement of financial performance under GAAP and is used by management as an alternative measure of cash flow available for the repayment of debt and for investment in strategic opportunities.
About Covanta Holding Corporation
Covanta Holding Corporation is a New York Stock Exchange listed company engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Covanta’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta Energy’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.
NOTE: Covanta’s charter contains restrictions that prohibit parties from acquiring 5% or more of Covanta’s common stock without its prior consent.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward- looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, “proposed”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2005, and in other securities filings by Covanta or its subsidiaries.

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Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contact:
Doreen Lubeck
973.882.7001
Attachments

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statement of Operations

	Three Months Ended
	March 31,
	2006	2005
	(Unaudited, in thousands,
	except per share amounts)

Operating revenues
Waste and service revenues	$191,369	$111,340
Electricity and steam sales	109,178	58,788
Other operating revenues	4,809	4,691

Total operating revenues	305,356	174,819

Operating expenses
Plant operating expenses	185,238	118,276
Depreciation and amortization expense	46,397	15,674
Net interest expense on project debt	15,998	9,633
Other operating expenses	2,690	3,662
General and administrative expenses	19,515	13,520
Acquisition-related charges	—	195

Total operating expenses	269,838	160,960

Operating income	35,518	13,859

Other income (expense)
Investment income	2,403	879
Interest expense	(28,483)	(10,321)
Unrealized gain on derivative instruments, unexercised ACL warrants	—	3,718

Total other expenses	(26,080)	(5,724)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	9,438	8,135
Income tax expense	(4,263)	(2,742)
Minority interests	(600)	(1,550)
Equity in net income from unconsolidated investments	6,843	6,460

Net Income	$11,418	$10,303

Earnings Per Share:
Basic	$0.08	$0.10

Weighted Average Shares	143,384	101,790

Diluted	$0.08	$0.10

Weighted Average Shares	145,743	107,571

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Pro Forma Statement of Operations

	Three Months Ended
	March 31,
	2006	2005
	Reported	Pro Forma
	(Unaudited, in thousands,
	except per share amounts)

Operating revenues
Waste and service revenues	$191,369	$184,746
Electricity and steam sales	109,178	99,072
Other operating revenues	4,809	4,691

Total operating revenues	305,356	288,509

Operating expenses
Plant operating expenses	185,238	176,698
Depreciation and amortization expense	46,397	45,844
Net interest expense on project debt	15,998	17,588
Other operating expenses	2,690	5,048
General and administrative expenses	19,515	18,778

Total operating expenses	269,838	263,956

Operating income	35,518	24,553

Other income (expense)
Investment income	2,403	1,540
Interest expense	(28,483)	(28,396)
Unrealized gain on derivative instruments, unexercised ACL warrants	—	3,718

Total other expenses	(26,080)	(23,138)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	9,438	1,415
Income tax expense	(4,263)	(637)
Minority interests	(600)	(1,587)
Equity in net income from unconsolidated investments	6,843	6,460

Net Income	$11,418	$5,651

Earnings Per Share:
Basic	$0.08	$0.04

Weighted Average Shares	143,384	139,637

Diluted	$0.08	$0.04

Weighted Average Shares	145,743	145,418

Covanta Holding Corporation	Exhibit 3
Reconciliation of Pro Forma Net Income to Adjusted EBITDA

	Three Months Ended March 31,		Full Year
	2006	2005	Estimated 2006
	Reported	Pro Forma
	(Unaudited, in thousands)

Net Income — Covanta Holding Corporation	$11,418	$5,651

Less: Net Income — Other Services	575	2,186

Net Income — Covanta Energy Corporation	10,843	3,465	$71,000 - $79,000

Depreciation and amortization expense	46,380	45,816	183,000

Debt service:
Net interest expense on project debt	15,998	17,588	65,000
Interest expense	28,483	28,396	114,000
Investment income	(1,918)	(1,440)

Subtotal Debt Service	42,563	44,544

Income tax expense	3,922	(1,152)	40,000 - 44,000

Other Adjustments:
Change in unbilled service receivables(A)	4,070	2,712	17,000
Energy contract levelization(A)	1,061	328
Non-cash compensation(A)	831	797
Other non-cash operating expenses(A)	1,176	2,346	15,000 - 17,000

Subtotal other adjustments	7,138	6,183

Minority interests	830	1,587	8,000

Total adjustments	100,833	96,978

Adjusted EBITDA — Covanta Energy Corporation (B)	$111,676	$100,443	$515,000 - $525,000

(A) These items represent amounts that are non-cash in nature.
(B) Adjusted EBITDA is provided for Covanta Energy Corporation (“Covanta Energy”). The corporate debt resides at Covanta Energy and, therefore, Covanta provides adjusted EBITDA at that level and not at the Covanta Holding Corporation (“Covanta”) level which includes the insurance business.
Covanta uses adjusted EBITDA to assess its operating performance. Covanta believes this financial measure is helpful in assessing the overall performance of its business, and is helpful in highlighting trends in its overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on its day-to-day operating performance. Adjusted EBITDA is also a significant criterion of performance-based components of employee compensation.
Adjusted EBITDA is an unaudited non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the unaudited consolidated financial statements of Covanta Holding Corporation and the notes thereto as filed in its Form 10-Q for the quarter ended March 31, 2006.
Adjusted EBITDA set forth above is reconciled to net income, which is the most directly comparable measure of GAAP for performance measures.
Covanta has prepared Adjusted EBITDA for the three months ended March 31, 2005, on a Pro Forma basis, as if the acquisition of Ref-Fuel had been consummated on January 1, 2005.

Covanta Energy Corporation	Exhibit 4
Free Cash Flow

	Three Months Ended	Full Year
	March 31, 2006	Estimated 2006
	(Unaudited, in thousands)

Cash Flow Provided by Operating Activities	$40,444	$275,000

Less: Purchase of Property, Plant and Equipment (A)	(18,021)	(50,000)

Free Cash Flow (B)	$22,423	$225,000

(A) Purchase of Property, Plant and Equipment is also referred to as capital expenditures.
(B) Free Cash Flow is provided for Covanta Energy. The corporate debt resides at Covanta Energy and, therefore, Covanta provides Free Cash Flow at that level and not at the Covanta level which includes the insurance business.
Covanta uses Free Cash Flow as a liquidity measure. It believes this financial measure is important in analyzing its liquidity to service its capital structure and for strategic opportunities.
Free Cash Flow is an unaudited non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the unaudited consolidated financial statements of Covanta Holding Corporation and the notes thereto as filed in its Form 10-Q for the quarter ended March 31, 2006.
Free Cash Flow means, for any period, Cash Flow Provided by Operating Activities less Purchase of Property, Plant and Equipment.
Free Cash Flow is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or any other measures of performance derived in accordance with GAAP.
Free Cash Flow is reconciled to cash provided by operating activities, the most directly comparable operating measure.

Covanta Energy Corporation	Exhibit 5
Other Financial Information

	Three Months Ended
	March 31,
	2006	2005
	Reported	Pro Forma
	(Unaudited, in thousands)

Waste and Service Revenues
Service Fee Revenue	$107,731	$105,200
Tip Fee Revenue	76,766	73,696
Other Service Revenue	6,872	5,850

Total Waste and Service Revenues	$191,369	$184,746

Electricity and Steam Sales
International IPP Energy Revenue	$37,414	$34,226
Domestic IPP Energy Revenue	5,732	5,886
Service Fee Facility Energy Revenue (A)	13,122	11,444
Tip Fee Facility Energy Revenue (A)	52,910	47,516

Total Electricity and Steam Sales	$109,178	$99,072

(A) Includes electricity and steam sales
Covanta has prepared revenues for the three months ended March 31, 2005, on a Pro Forma basis, as if the acquisition of Ref-Fuel had been consummated on January 1, 2005.